UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 1, 2012

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York		11101
(Address of principal executive offices)		(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On October 1, 2012, Sirona Dental Systems, Inc. (the “Company”) and Jeffrey T. Slovin, the President of the Company, entered into a Letter Amendment (the “Amendment”) to the Company’s existing Amended and Restated Employment Agreement with Mr. Slovin. The Amendment provides that Mr. Slovin’s relocation to Bensheim, Germany will be extended until March 31, 2013 and that Mr. Slovin will take over responsibility for the Company’s U.S. business from Jost C. Fischer, the Chief Executive Officer of the Company. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Amendment to Amended and Restated Employment Agreement, dated as of October 1, 2012, between the Company and Jeffrey T. Slovin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date: October 5, 2012

	By:	/s/ Jonathan Friedman
Jonathan Friedman
Secretary and General Counsel

2